UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2011

COLORADO 2001D LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

West Virginia	000-49675	55-0785051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 3000 Denver, Colorado 80203

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 860-5800

PDC 2001-D Limited Partnership

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

Effective as of December 29, 2011, Petroleum Development Corporation (dba PDC Energy), a Nevada corporation (“PDC”), in its capacity as managing general partner of PDC 2001-D Limited Partnership (the “Partnership”) and in accordance with the Limited Partnership Agreement of the Partnership, has changed the Partnership’s name to “Colorado 2001D Limited Partnership.”

A certificate of amendment to the certificate of limited partnership of the Partnership (the “Certificate of Amendment”) to change the Partnership’s name to “Colorado 2001D Limited Partnership” became effective on December 29, 2011. On December 29, 2011, the Limited Partnership Agreement of the Partnership was amended to reflect the name change (such amendment, the “Partnership Agreement Amendment”). The foregoing descriptions of the Certificate of Amendment and Partnership Agreement Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the documents filed as Exhibits 3.1 and 3.2, respectively, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Certificate of Limited Partnership

3.2	First Amendment to Limited Partnership Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORADO 2001D LIMITED PARTNERSHIP

	By:	PETROLEUM DEVELOPMENT CORPORATION, its Managing General Partner

Date: January 5, 2012	By:	/s/ Daniel W. Amidon
	Name:	Daniel W. Amidon
	Title:	General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

3.1	Certificate of Amendment to the Certificate of Limited Partnership

3.2	First Amendment to Limited Partnership Agreement